                                                                     EXHIBIT 5.1



                                 June 19, 2000




MSI Holdings, Inc.
1121 East 7th Street
Austin, Texas 78702

Ladies and Gentlemen:

     We have been asked to pass on certain legal matters for to MSI Holdings, Inc., a Utah corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3, Registration No. 333-31726 (the "Registration Statement"), relating to the proposed offer and sale by certain stockholders of the Company. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

     In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of officers of the Company.

     Based upon the foregoing examination and review, assuming receipt by the Company of all consideration specified in governing resolutions and documents, we are of the opinion that the 9,502,856 shares of common stock, $.01 par value per share issued to the persons and in the amount listed on Exhibit A hereto (the "Shares") are duly and validly authorized and legally issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the United States of America and to the Utah Revised Business Corporations Act. For purposes of this opinion, we assume that the Shares have been issued in compliance with all applicable state securities or Blue Sky laws.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,


                                    /s/ PARR WADDOUPS BROWN GEE & LOVELESS, P.C.
                                    PARR WADDOUPS BROWN GEE & LOVELESS, P.C.
                                    Salt Lake City, Utah
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                                    EXHIBIT A

                        SCHEDULE OF SELLING SHAREHOLDERS


                 SELLING SHAREHOLDER                             NO. OF SHARES
                 -------------------
ACM Strategic Investment                                             224,200
ACM Technology Hedge Fund                                            135,100
Acorn USA                                                            350,000
AIG Soundshore Opportunity Holding Fund Ltd.                          35,750
AIG Soundshore Holdings Ltd.                                         111,125
AIG Soundshore Strategic Holding Fund Ltd.                            19,792
AIM VI Capital Development Fund                                        8,612
AIM Capital Development Fund                                         824,712
Alliance Technology Partners, LP                                      40,700
Ardsley Institutional Fund, L.P.                                     175,000
Ardsley Partners Fund I, L.P.                                        165,000
Ardsley Partners Fund II, L.P.                                       235,000
Ardsley Offshore Fund Ltd.                                           275,000
Bald Eagle Fund, Ltd                                                  29,900
Barnstorm & Co.                                                       54,000
Bricoleur Partners, LP                                               254,000
C.E. Unterberg, Towbin Capital Partners I, L.P.                       74,990
Cascade Capital Partners, LP                                         585,000
Coutts & Co.                                                           6,900
Dorado Capital Partners LP                                           100,000
Endeavor Asset Management, L.P.                                      166,667
Finwell & Co.                                                        166,000
Firestar Trust Co.                                                   166,667
Gerlach & Co.                                                         13,000
Gryphon Offshore Fund                                                114,000
Guilder Gagnon Howe & Co. LLC                                        166,667
Hammerhead & Co.                                                      80,000
HH Managed Account 1, Ltd.                                           150,000
Irvine Capital Partners, L.P.                                        100,000
Irvine Capital Partners II, L.P.                                      16,670
J.I.B. Associates, Ltd.                                               46,000
Job & Company,  LP                                                    51,000
Kahn Capital Partners LP                                             350,000
Kensington Partners II L.P.                                            7,667
Kensington Partners L.P.                                             129,100
Kimberlite Partners L.P.                                              33,333
Landwatch & Co.                                                      172,000

                 SELLING SHAREHOLDER                             NO. OF SHARES
                 -------------------
Libra Offshore Fund Ltd.                                              33,333
Libra Fund, LP                                                       133,334
MAS Funds Small Cap Value Portfolio                                  628,900
MSDW SICAV Global Small Cap Equity Fund                                9,600
MSDW SICAV Small Cap Value Equity Fund                                41,500
Pantheon Partners L.P.                                               133,334
Pitt & Co.                                                            95,000
Shottenfeld Assoc. LP                                                250,000
SunAmerica Inc.                                                      333,334
Tarp & Co.                                                            60,000
Tiedemann Investment Group                                           166,667
TSG Financial Limited Partnership                                    336,198
UT Capital Partners International, LDC                                33,340
UT Technology Partners, LDC                                          133,330
Van Kampen American Value Fund                                       563,100
Wanger US Small Cap Advisor                                          350,000
Westcoast & Co.                                                      235,000
Westcore Small Cap Growth Fund                                       166,667
Zeke, LP                                                             166,667
TOTAL                                                              9,502,856